                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              Delchamps, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Delchamps, Inc.
                  ------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
--------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                       (LOGO OF DELCHAMPS APPEARS HERE)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         to be held on October 24, 1995

                               ----------------

To the Shareholders of Delchamps, Inc.:

  The annual meeting of shareholders of Delchamps, Inc. (the "Company") will be held in the Alabama Ballroom of the Adam's Mark Riverview Plaza Hotel, 64 South Water Street, Mobile, Alabama, at 10:00 a.m., Central Daylight Time, on Tuesday, October 24, 1995 for the purpose of considering and voting upon the following matters:

    1. The election of three directors for a three-year term expiring in 1998 and one director for a one-year term expiring in 1996,

    2. A proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending June 29, 1996, and

    3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on September 13, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

  All shareholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your stock voted, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of the Company at any time prior to the voting thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                           (SIGNATURE OF TIMOTHY E. KULLMAN
                                                      APPEARS HERE)

                                                    TIMOTHY E. KULLMAN
                                              Senior Vice President, Chief
                                              Financial Officer, Treasurer
                                                      and Secretary

Mobile, Alabama
September 18, 1995

DELCHAMPS, INC. . 305 DELCHAMPS DRIVE . P.O. BOX 1668 . MOBILE, ALA. 36633-1668
 . (205) 433-0431

                                DELCHAMPS, INC.
                              305 DELCHAMPS DRIVE
                                 P.O. BOX 1668
                           MOBILE, ALABAMA 36633-1668

                               ----------------
                                PROXY STATEMENT
                               ----------------

  This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Delchamps, Inc. (the "Company"), for use at the annual meeting of shareholders of the Company to be held on Tuesday, October 24, 1995 and at any adjournment thereof. It is anticipated that this proxy statement and the accompanying form of proxy will be mailed to shareholders commencing on or about September 18, 1995.

  Only shareholders of record at the close of business on September 13, 1995 are entitled to notice of and to vote at the annual meeting. On that date, the Company had outstanding 7,108,781 shares of Common Stock, each of which is entitled to one vote.

  A shareholder who has given a proxy may revoke it by voting in person at the meeting, by giving written notice of revocation to the Secretary of the Company or by giving a later dated proxy at any time before voting.

  The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone and facsimile transmission, by directors, officers and regular employees of the Company who will not receive additional compensation therefor. Additionally, banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such institutions for their reasonable expenses in forwarding proxy materials to their principals.

                             ELECTION OF DIRECTORS

GENERAL

  The Company's by-laws authorize the Board of Directors to fix the size of the Board. Pursuant thereto, the Board has fixed the number of directors at nine. The Board has nominated four persons for election as directors at the meeting and proxies cannot be voted for more than four persons. The terms of three directors, James W. Cain, William W. Crawford and Richard LaTrace will expire at the annual meeting, and the Board has one vacancy resulting from a resignation in June 1995. Messrs. Cain and Crawford currently are serving three-year terms that expire at the annual meeting and are being nominated for re-election for three-year terms expiring in 1998. Mr. LaTrace was appointed to the Board in June 1995 to fill a vacancy and is being nominated for election for a three-year term expiring in 1998. Timothy E. Kullman does not currently serve on the Board and is being nominated for election for a one-year term expiring in 1996.. Unless authority to vote for the election of directors is withheld, all shares represented by the enclosed form of proxy will be voted in favor of the election of each of the four nominees listed below. Under the Company's by-laws, directors are elected by plurality vote. If any nominee becomes unavailable for election, proxies in the enclosed form will be voted for such person, if any, as may be designated by the Board of Directors. Management has no reason to believe that any nominee will be unavailable. Under the Company's by-laws, a shareholder may nominate one or more persons for election as directors only if written notice of such shareholder's intent to make such nomination, together with certain other information, has been given to the Secretary of the Company at least 90 days in advance of the annual meeting. Because no shareholder has given such notice to the Secretary, no other nominations will be accepted at the annual meeting.

INFORMATION WITH RESPECT TO DIRECTORS

  Set forth below is information regarding the age and principal occupation or employment of each director. Unless otherwise indicated, each director has been engaged in the principal occupation shown for more than the past five years.

                                                             FIRST   NOMINATED
            NAME, AGE, PRINCIPAL OCCUPATION AND             ELECTED  FOR TERM
          DIRECTORSHIPS IN OTHER PUBLIC COMPANIES           DIRECTOR EXPIRING
          ---------------------------------------           -------- ---------
NOMINEES FOR ELECTION:
James M. Cain, 62(1)(2)(3).................................   1990     1998
 Retired Vice Chairman, Entergy Corporation (electric and
 gas utility holding company); Director, Whitney Holding
 Corporation (bank holding company)
William W. Crawford, 66(1)(2)(4)...........................   1977     1998
 Retired Senior Vice President and Secretary, Kraft, Inc.
 (food, consumer and commercial products company)
Timothy E. Kullman, 39(5)..................................            1996
 Senior Vice-President, Chief Financial Officer, Treasurer
 and Secretary of the Company
Richard W. La Trace, 58(6).................................            1998
 President of the Company

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOUR NOMINEES NAMED ABOVE.

                                                               FIRST   SERVING
             NAME, AGE, PRINCIPAL OCCUPATION AND              ELECTED    TERM
           DIRECTORSHIPS IN OTHER PUBLIC COMPANIES            DIRECTOR EXPIRING
           ---------------------------------------            -------- --------
OTHER DIRECTORS:
Carl F. Bailey, 63(1)(2)(7)..................................   1987     1996
 Retired President and Chief Executive Officer, South Central
 Bell Telephone Company, Retired Vice Chairman, BellSouth
 Telecommunications, Inc.
John A. Caddell, 65(1)(2)....................................   1977     1996
 President and Chief Executive Officer, Caddell Construction
 Company Inc.
J. Thomas Arendall, Jr., 53(1)(2)(8).........................   1991     1997
 President Arendall and Associates, Inc. (professional and
 business services provider)
E. E. Bishop, 64(1)(2)(9)....................................   1989     1997
 Member of Board of Directors, Morrison Restaurants Inc.
 (cafeteria and specialty restaurant company)
David W. Morrow, 63(1)(10)...................................            1997
 Chairman and Chief Executive Officer of the Company;
 Director, Furr's Supermarkets, Inc.

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

                                             (Notes continued on following page)

(3) Mr. Cain retired September 1, 1993 as Vice Chairman of Entergy Corporation, a position he had held since February 1991. Prior to that time he was Chairman and Chief Executive Officer of Louisiana Power & Light Co. and New Orleans Public Service, Inc., both subsidiaries of Entergy.
(4) Prior to September 1988, Mr. Crawford also served as Kraft's general counsel. He retired from Kraft in December 1988.
(5) Mr. Kullman joined the Company on August 22, 1994 as Senior Vice-President and Chief Financial Officer. In 1995 he was also named Treasurer and Secretary. From August 1989 to July 1994, Mr. Kullman served as Senior Vice-President, Chief Financial Officer and Secretary of Farm Fresh, Inc., a retail grocery chain.
(6) Mr. LaTrace was named President of the Company in June 1995 . He served as President and Chief Operating Officer of XTRA Super Foods, Inc. from July 1992 until his retirement in November 1993 and served as President of Corporate Retail for Wetterau, Inc. from December 1990 to July 1992.
(7) In October 1991, Mr. Bailey retired as President and Chief Executive Officer of South Central Bell Telephone Company and Vice Chairman of BellSouth Telecommunications, Inc.
(8) Mr. Arendall has served as President of Arendall and Associates, Inc. since October 1992. From May 1992 until its incorporation in October 1992, Mr. Arendall was a partner of Arendall and Associates. Prior to May 1992 he was principally employed as President of Gulf Furniture Stores, Inc.
(9) Prior to June 1992, Mr. Bishop also served as Chief Executive Officer of Morrison Restaurants, Inc.
(10) Mr. Morrow was named Chairman of the Board and Chief Executive Officer of the Company in April 1995. In 1994, Mr. Morrow retired as President and Chief Executive Officer of Pueblo International, Inc., a supermarket chain ("Pueblo"). Mr. Morrow served as Chairman and Chief Executive Officer of Pueblo from 1991 to 1993 and as President and Chief Operating Officer from 1983 to 1991.

                               ----------------

  During the Company's last fiscal year the Board of Directors held six meetings. The Board has a Compensation Committee and an Audit Committee. The Audit Committee met three times during the last fiscal year with the Company's internal auditor and with its independent public accountants to review their accounting, financial and audit reports, their recommendations for improvements in internal accounting controls and their audit plan for the 1995 annual audit. The Compensation Committee, which met five times during the last fiscal year, sets all officers' compensation and administers the Company's incentive compensation plans. No director attended fewer than 75% of the total number of meetings of the Board and the committees on which he served.

COMPENSATION OF DIRECTORS

  During the last fiscal year each director not otherwise employed by the Company received an annual retainer of $16,000 as well as a fee of $1,500 for each Board meeting attended and $650 for each Audit or Compensation Committee meeting attended. A director may elect to defer his retainer and meeting fees until the earlier of the director's 70th birthday or the date the director ceases to be a member of the Board. Deferred amounts earn interest at a rate equal to the interest paid on 90-day U.S. Treasury bills. Directors may also choose to use their retainer and meeting fees to purchase Company Common Stock at a 10% discount from its current trading price.

  A special ad hoc committee of the Board was established during the last fiscal year to review the performance of the chief executive officer. Each member of the committee was paid $1000 per day for each of the five days on which the committee met. An ad hoc committee was also established during the last fiscal year to search for a new president. Each member was paid $650 for each of the two meetings held by the committee.

             SECURITY HOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS AND
                           CERTAIN BENEFICIAL OWNERS

SECURITY HOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the beneficial ownership of Common Stock of the Company by each director, by each nominee for director, by each executive officer (or former executive officer) for whom compensation information is disclosed under the heading "Summary of Executive Compensation" and by all directors and current executive officers of the Company as a group, as of September 13, 1995, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. Unless otherwise indicated, the Common Stock shown is held with sole voting and investment power.

                                                         NUMBER OF    PERCENT
   NAME OF BENEFICIAL OWNER                               SHARES      OF CLASS
   ------------------------                              ---------    --------
   DIRECTORS AND NOMINEES FOR DIRECTOR
   J. Thomas Arendall, Jr...............................       572         *
   Carl F. Bailey.......................................     1,000         *
   E. E. Bishop.........................................       500         *
   John A. Caddell......................................     2,824         *
   James M. Cain........................................       600         *
   William W. Crawford..................................     5,004(1)      *
   Timothy E. Kullman...................................         0         0
   Richard W. LaTrace...................................         0         0
   David W. Morrow......................................   105,000(2)    1.4%

  NAMED EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS OR NOMINEES
   Randy Delchamps(3)...................................   254,723(4)    3.6%
   Patrick C. Curran....................................         0         0
   Larry S. Griffin.....................................    10,526(5)      *
   Hugh C. Van Hooser(6)................................    23,045(7)      *
   ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (8)..   140,884       1.9%

--------
 *  Less than 1%.
(1) Includes 500 shares held of record by Mr. Crawford's wife.
(2) Includes 100,000 shares entitled to be acquired pursuant to currently exercisable stock options.
(3) Mr. Delchamps resigned as Chairman of the Board, President and Chief Executive Officer on April 13, 1995.
(4) Includes 9,666 shares held of record by Mr. Delchamps' wife and 60,000 shares entitled to be acquired pursuant to currently exercisable stock options.
(5) Includes 40 shares held of record by Mr. Griffin's wife and 3,166 shares entitled to be acquired within 60 days upon the exercise of stock options.
(6) Mr. Van Hooser retired July 1, 1995.
(7) Includes 7,250 shares entitled to be acquired pursuant to currently exercisable stock options.
(8) Includes only current directors and executive officers.

SECURITY HOLDINGS OF CERTAIN BENEFICIAL OWNERS

                                                         NUMBER OF    PERCENT
   NAME AND ADDRESS                                       SHARES      OF CLASS
   ----------------                                      ---------    --------
   First Alabama Bank
   Trustee fbo Delchamps, Inc.
   Employee Stock Ownership Trust(1).................... 1,318,606     18.55%
    Post Office Drawer 2527
    Mobile, Alabama 36622
   GAMCO Investors, Inc., Gabelli Funds Inc.,
   Gabelli & Company, Inc., Mario J. Gabelli, Gabelli
    International
    Limited (2)......................................... 1,044,229     14.68%
    One Corporate Center
    Rye, New York 10580-1434
   Heine Securities Corporation(3)......................   461,879      6.50%
    51 John F. Kennedy Parkway
    Short Hills, New Jersey 07078

--------
(1) Shares held by the Trustee are voted according to the instructions of each participating employee to the extent of the number of shares allocated to his account on all matters submitted to a vote of shareholders. Unallocated shares are required to be voted as a block in the same manner as a majority of the allocated shares.
(2) As reported on Amendment No. 13 to Schedule 13D dated April 21, 1995 and filed with the Securities and Exchange Commission. A total of 99,029 of such shares are held with sole investment power only.
(3) As reported on Schedule 13G dated January 18, 1995 and filed with the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

  The following table sets forth information with respect to compensation paid by the Company for services rendered in all capacities during the fiscal years ended July 3, 1993, July 2, 1994 and July 1, 1995 to each person who served as the Chief Executive Officer during the last fiscal year and to each of the four other most highly compensated persons who served as executive officers of the Company during the last fiscal year and whose salary and bonus exceeded $100,000.

                                                 LONG-TERM
                          ANNUAL COMPENSATION   COMPENSATION
                         ---------------------- ------------
                                                   AWARDS
                                                ------------
                                                 SECURITIES
NAME AND PRINCIPAL                               UNDERLYING     ALL OTHER
POSITION                 YEAR  SALARY   BONUS     OPTIONS      COMPENSATION
------------------       ---- -------- -------- ------------   ------------
David W. Morrow, Chair-
 man of the              1995 $112,000       --   100,000               --
 Board and Chief Execu-
  tive Officer(1)
Randy Delchamps, Chair-
 man                     1995  342,630       --    30,000(2)    $1,126,388(3)
 of the Board, President 1994  348,920       --    30,000(2)         4,905(4)
 and Chief Executive Of-
  ficer(5)               1993  323,300 $201,739        --            5,108(4)
Patrick C. Curran, Se-
 nior Vice President     1995  152,351       --     7,500           39,846(6)
 of Merchandising        1994   32,105       --        --
Timothy E. Kullman, Se-
 nior Vice               1995  131,149       --     5,000           43,500(6)
 President, Chief Finan-
  cial Officer,
 Treasurer and Secre-
  tary(7)
Larry S. Griffin, Vice   1995  118,948       --     2,500            5,144(9)
 President of Real Es-
  tate(8)                1994  135,200       --     3,500            4,016(4)
                         1993  132,500   57,876        --            2,956(4)
Hugh C. Van Hooser, Se-
 nior Vice               1995  111,917       --     3,750(11)      447,982(12)
 President of Retail Op-
  erations(10)           1994  106,600       --     3,500(11)        3,122(4)
                         1993   99,558   43,487        --            2,220(4)

--------
 (1) Mr. Morrow was named Chairman and Chief Executive Officer April 14, 1995.
 (2) Under the original terms of Mr. Delchamps' options, unexercisable options would be forfeited at the time of termination of employment and all exercisable options would be forfeited if not exercised within thirty days after termination of employment. In connection with Mr. Delchamps' severance arrangements, the option terms were amended to provide that all options would be exercisable for five years after their date of grant.
 (3) Consists of $2,329 in Company contributions under the Company's 401(k) Plan, $968,959 in severance benefits and a $155,100 longevity bonus.
 (4) Consists of Company contributions under the Company's Employee Stock Ownership Plan.
 (5) Mr. Delchamps' resigned April 13, 1995.

                                             (Notes continued on following page)

 (6) Consists of reimbursement of relocation expenses.
 (7) Mr. Kullman joined the Company August 22, 1994.
 (8) Mr. Griffin holds 9,000 shares of restricted stock awarded to him in fiscal year 1989 with a value of $173,250 based on the closing sale price of the Common Stock on June 30, 1995.
 (9) Consists of $2,573 in Company contributions under the Company's Employee Stock Ownership Plan and $2,571 in Company contributions under the Company's 401(k) Plan.
(10) Mr. Van Hooser retired from the Company July 1, 1995.
(11) Under the original terms of Mr. Van Hooser's options, unexercisable options would be forfeited at the time of retirement and all exercisable options would be forfeited if not exercised within one year of retirement. In connection with Mr. Van Hooser's severance arrangements, the option terms were amended to provide that all options would be exercisable for five years following their date of grant.
(12) Consists of $2,421 in Company contributions under the Company's Employee Stock Ownership Plan, $2,498 in Company contributions under the Company's 401(k) Plan, $365,188 in severance benefits and a $77,875 longevity bonus.

                       OPTION GRANTS IN LAST FISCAL YEAR

                          INDIVIDUAL GRANTS
---------------------------------------------------------------------
                                                                      POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF  PERCENTAGE OF                     ASSUMED ANNUAL RATES OF STOCK
                         SECURITIES TOTAL OPTIONS                          PRICE APPRECIATION
                         UNDERLYING  GRANTED TO                              FOR OPTION TERM
                          OPTIONS   EMPLOYEES IN  EXERCISE EXPIRATION -----------------------------
          NAME           GRANTED(1)  FISCAL YEAR   PRICE      DATE         5%             10%
          ----           ---------- ------------- -------- ---------- -----------------------------
David Morrow(1).........  100,000       45.40%    $17.875   04/13/00       $496,000      $1,091,287
Randy Delchamps(1)......   30,000       13.62%      18.50   10/15/99        349,037         884,527
Patrick C. Curran(2)....    7,500        3.41%      18.50   10/15/04         87,259         221,131
Timothy E. Kullman(2)...    5,000        2.27%      18.50   10/15/04         58,172         147,421
Larry S. Griffin(2).....    2,500        1.14%      18.50   10/15/04         29,086          73,711
Hugh C. Van Hooser(1)...    3,750        1.70%      18.50   10/15/99         43,630         110,565

--------
(1) The options are exercisable at any time before expiration.
(2) The options become exercisable in one-third annual increments, unless the Committee elects to accelerate exercisability. In addition, the options automatically become exercisable in the event of a change of control of the Company.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                               IN-THE-MONEY OPTIONS AT   IN-THE-MONEY OPTIONS AT
                           SHARES                  FISCAL YEAR END           FISCAL YEAR END
                          ACQUIRED    VALUE   ------------------------- -------------------------
          NAME           ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
David W. Morrow.........    None        $0      100,000          --      $137,500          --
Randy Delchamps.........    None         0       60,000          --        22,500          --
Patrick C. Curran.......    None         0           --       7,500            --      $5,625
Timothy E. Kullman......    None         0           --       5,000            --       3,750
Larry S. Griffin........    None         0        1,166       4,834            --       1,875
Hugh C. Van Hooser......    None         0        7,250          --         5,437          --

CHANGE OF CONTROL AGREEMENTS

  The Company has entered into change of control agreements with each of the executive officers named in the Summary Compensation Table other than David W. Morrow. The purpose of the agreements is to diminish the inevitable distraction of executives by the personal economic concerns and anxieties that are created by the possibility, threat or occurrence of a change of control and, thereby, to encourage the continued dedication of the executives to advancing the Company's business interests during such periods of uncertainty.

  The agreements do not constitute employment contracts and only apply in circumstances following a change of control. The agreements provide that certain employment and severance arrangements become effective if a change of control, as defined in the agreements, occurs within three years from the date of the agreements, with automatic annual extensions unless terminated after notice by the Company.

  If a change of control occurs during the term of the agreements, the agreements provide for continued employment of the executives, in at least comparable positions with at least comparable compensation and benefits, for three years following the change of control. If the Company terminates an executive's employment during such three-year period other than for cause or disability or if the executive terminates employment for good reason, the executive is entitled to receive, in addition to other accrued amounts such as vacation pay, a lump sum in cash equal to three times his annual base salary and bonus. An executive who continues employment for one year after a change of control earns a special bonus equal to his annual salary and bonus. In addition, an executive who continues employment for such one-year period may terminate employment during the 30-day period immediately following without any reason and receive the same benefits as if he had terminated for good reason. The agreements further provide for payment to the executive of an amount equal to the excise tax, if any, payable by the executive on his severance benefits. Health and other welfare benefits continue, following termination, for the remainder of the three-year period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the last fiscal year, all members of the Board of Directors of the Company, other than Randy Delchamps, David W. Morrow, and Richard W. LaTrace, served on the Compensation Committee. None of the members of the Compensation Committee have been officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served in the last fiscal year as a director or a member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

  The Company leases ten of its supermarkets under standard commercial leases from ten partnerships in which T. W. Mitchell, a former director who served on the Compensation Committee, owns general partnership interests ranging from 6.67% to 20%. Each of these leases has an initial term of 20 years and several renewal options. The Company paid an aggregate of $3,967,097 in rental payments to these ten partnerships during the fiscal year ended July 1, 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 Compensation Philosophy

  The Compensation Committee of the Board of Directors (the "Committee") is responsible for review and administration of the Company's executive compensation program. The Committee's strategy is to develop and implement an executive compensation program that allows the Company to attract and retain highly qualified persons to manage the Company in order to enhance shareholder value. The objectives of this strategy are to provide a compensation package that permits the recognition of individual contributions and achievements as well as Company results. Within this strategy, the Committee considers it essential to the vitality of the Company to maintain levels of compensation opportunity that are competitive with similar companies in the grocery industry. The Committee recommends to the entire Board salary levels for the executive officers of the Company. The Committee also administers the Company's annual incentive plan and the 1993 Stock Incentive Plan. In its deliberations, the Committee takes into account the recommendations of appropriate Company officials and independent professional compensation consultants.

  Decisions with respect to severance benefits provided to Randy Delchamps (other than decisions with respect to stock options and restricted stock) were made by the full Board. For that reason, the full Board joins in this report.

  Under the Omnibus Budget Reconciliation Act ("OBRA") enacted in 1993, publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to certain executive officers in a single year. However, OBRA provides an exception for compensation that qualifies as "performance based." The Committee has not taken any action to qualify any portion of executive compensation as performance based. The Committee will periodically evaluate compensation levels and may determine to take action in the future to ensure that all executive compensation paid will be deductible.

 Base Salaries

  Salaries for executive officers, including the Chief Executive Officer, are generally based on evaluations of the executives' performance, their contributions to the performance of the Company, their responsibilities, experience and potential, and compensation practices for comparable positions at other companies in the grocery industry. The base salary opportunities are targeted at the 50th percentile of a large group of both public and private supermarket chains. The comparison group includes the companies that make up the Dow Jones Food Retailers Index but is weighted more heavily toward supermarket chains similar in size to the Company. Incremental amounts may be earned above the 50th percentile for outstanding performance.

  The Committee agreed to pay David W. Morrow a base salary of $10,000 per week from April 14, 1995 through December 31, 1995 to serve as the Company's Chief Executive Officer. The level of salary agreed to was based upon the Committee's subjective evaluation of the Company's immediate need for a qualified leader, Mr. Morrow's extensive prior experience and the responsibilities he would assume.

 Annual Incentive Compensation

  Executive officers are eligible for annual incentive awards. These awards are not in addition to market level compensation but are designed to place a significant part of an executive's annual compensation at risk. The Chief Executive Officer's award is based on corporate performance measured against pre-tax profit objectives set by the Committee at the beginning of the year. Awards to other executive officers are based on the same corporate performance measure and on individual achievement of specified objectives established by the Chief Executive Officer at the beginning of the year. Targeted awards are a percentage of the executive officer's base salary ranging from 25% to 60% based on the officer's position and salary grade. Awards based on Company performance may range from 50% of target for exceeding a threshold profit level to a maximum award of 75% greater than target for achieving or exceeding a maximum pre-tax profit goal. At year-end, individual performance of the other executive officers is evaluated against pre-established objectives. The resulting performance evaluation produces a multiplier that may increase or decrease an executive's incentive compensation award by up to 15%. No bonuses were paid to executive officers for 1995 because the minimum pre-tax profit objectives set by the Committee were not achieved. Mr. Morrow was not eligible to receive an annual incentive award for fiscal year 1995.

  The combination of base salary and an annual incentive award are intended to provide an executive the opportunity to earn total compensation slightly above the 50th percentile of the competitive marketplace if Company and individual goals are achieved.

 Long-Term Incentive Plan

  To be consistent with the Company's executive compensation philosophy, the Committee recommends that a significant portion of total executive compensation be tied directly to shareholders' results. Toward that end, the Board of Directors adopted the 1993 Stock Incentive Plan (the "Incentive Plan") and the Incentive Plan was approved by the Company's shareholders at the 1993 annual meeting. Stock options and other stock incentives are an integral part of the Company's executive compensation program in order to align the interests of the executive officers with the interests of the Company's shareholders. The Committee granted stock options to the Company's executive officers in fiscal 1995 and intends to grant stock options annually through the Incentive Plan to provide officers with the opportunity to buy and maintain an equity interest in the Company, thereby encouraging them to direct their efforts toward appreciation of the value of the Company's common shares. The number of options that a particular executive officer receives is generally based upon the officer's base salary and level of responsibility. The options granted have an exercise price equal to the fair market value of the shares on the grant date and, to encourage a long-term perspective, generally vest over three years and have a ten-year term. Mr. Morrow was granted 100,000 immediately exercisable options with a five year term. Mr. Morrow was granted these options to compensate him for assuming the positions of Chairman, President and Chief Executive Officer and to provide him with a short-term and long-term incentive in lieu of an annual bonus for fiscal 1995. Stock option compensation bears a direct relationship to corporate performance in that, over the long term, share price appreciation depends upon corporate performance, and without share price appreciation the options are of no value.

  Severance Arrangements

  In connection with its acceptance of the resignation of Randy Delchamps as Chairman, President and Chief Executive Officer, the Board approved the payment of severance benefits to Mr. Delchamps after consulting with an independent executive compensation consultant. The consultant advised the Board that the terms of the severance package provided to Mr. Delchamps were reasonable and consistent with severance packages provided to chief executives of companies comparable to the Company.

  Submitted by the Compensation Committee and the Board of Directors.

       J. Thomas Arendall, Jr.                        James M. Cain
           Carl F. Bailey                          William W. Crawford
            E. E. Bishop                           Richard W. LaTrace*
           John A. Caddell                          David W. Morrow*

                               *Board member only

PERFORMANCE GRAPH

  The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the Dow Jones Food Retailers Index, in each case assuming the investment of $100 on July 1, 1990 at closing prices on June 30, 1990 and the reinvestment of dividends. The Dow Jones Food Retailers Index consists of the following eleven companies and is published periodically in the Wall Street Journal: Albertson's, Inc., American Stores Company, Bruno's, Inc., Fleming Companies Inc., Food Lion, Inc, Giant Food Inc., The Great Atlantic & Pacific Tea Company, Inc., The Kroger Company, SUPERVALU INC., The Vons Companies, Inc. and Winn-Dixie Stores, Inc.

                   COMPARISON OF DELCHAMPS, INC., S&P 500 AND
                         DOW JONES FOOD RETAILERS INDEX

                                 6/90   6/91   6/92   6/93   6/94   6/95
                                ------ ------ ------ ------ ------ ------
Delchamps                       100.00 104.00  79.00  77.50  91.00  77.00
S&P 500                         100.00 103.67 114.00 125.84 124.09 152.16
Dow Jones Food Retailers Index  100.00 117.89 126.87 125.35 121.67 151.20

                              CERTAIN TRANSACTIONS

  In addition to the resignation of Randy Delchamps and the retirement of Hugh
C. Van Hooser, the Company's employment relationship with six other executive officers was terminated during fiscal year 1995. Those officers were John D. Foshee, Vice President, Real Estate; Roy W. Henderson, Vice President, Finance and Treasurer; Donald A. Mathews, Vice President, Distribution; James H. McDonald, Jr., Vice President and General Counsel; George J. Waldron, III, Senior Vice President, Marketing and Corporate Relations; and Robert E. Whitlock, Vice President, Engineering. In connection with their termination of employment, those individuals received severance packages with values of approximately $330,000, $652,000, $121,114, $222,328, $337,565 and $145,564,
respectively, including longevity bonuses of $30,510 and $41,803, respectively, paid to Messrs. Henderson and Waldron. The severance arrangements with Messrs. Henderson, McDonald and Foshee were provided in settlement of litigation initiated by them against the Company alleging, among other things, that their employment had been wrongfully terminated.

  For information concerning certain financial transactions between the Company and T. W. Mitchell, a former director who served on the Compensation Committee, see "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

                      PROPOSAL TO RATIFY THE SELECTION OF
                              INDEPENDENT AUDITORS

  Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of KPMG Peat Marwick LLP ("Peat Marwick") as independent auditors of the Company for the fiscal year ending June 29, 1996, which selection will be submitted to the shareholders for ratification. Peat Marwick was initially engaged as the Company's independent auditors in connection with its initial public stock offering in late 1983 and has continued to serve in that capacity. If shareholders do not ratify the Board of Directors' selection of Peat Marwick by the affirmative vote of at least a majority of the shares of Common Stock represented at the meeting in person or by proxy, the selection of independent auditors will be reconsidered by the Board.

  Representatives of Peat Marwick are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will also be available at the meeting to respond to appropriate questions from shareholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS

  Any shareholder who desires to present a proposal qualified for inclusion in the Company's proxy materials for the 1996 annual meeting must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this proxy statement in time to arrive at the Company no later than May 21, 1996.

QUORUM AND VOTING OF PROXIES

  The presence at the meeting, in person or by proxy, of the holders of a majority of the Common Stock of the Company entitled to vote is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote; however the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is required to ratify the appointment of auditors.

  The Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for consideration at the meeting. If any other matter should properly be so presented, it is intended that the proxies in the accompanying form will be voted on the matter in accordance with the judgment of the person or persons voting them.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                           (SIGNATURE OF TIMOTHY E. KULLMAN
                                                    APPEARS HERE)

                                                   TIMOTHY E. KULLMAN
                                              Senior Vice President, Chief
                                                        Financial
                                            Officer, Treasurer and Secretary

Mobile, Alabama
September 18, 1995

              YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE AND
               SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE
                        ACCOMPANYING POSTPAID ENVELOPE.

                                     PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                DELCHAMPS, INC.

  The undersigned hereby appoints Timothy E. Kullman, Richard W. La Trace, David W. Morrow, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Delchamps, Inc. (the "Company") held of record by the undersigned on September 13, 1995, at the annual meeting of shareholders to be held on October 24, 1995, or at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
1. Election of Directors.
 FOR [_]                        WITHHOLD AUTHORITY [_]
 all nominees listed below      to vote for all nominees
 (except as marked to the contrary below)
                                listed below
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

  James M.    William W.   Richard W.    Timothy E.
    Cain       Crawford     La Trace       Kullman
 for a term   for a term   for a term    for a term
  expiring     expiring     expiring      expiring
    1998         1998         1998          1996

2. Proposal to ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending June 29, 1996.
                         [_] FOR[_] AGAINST[_] ABSTAIN


  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE INDIVIDUALS DESIGNATED AS PROXIES ON THE REVERSE SIDE HEREOF ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Date: ____________, 1995  -----------------------------------------------------
                                        Signature of Shareholder

                          -----------------------------------------------------
                                        Signature if held jointly

                                Please sign exactly as name appears on the
                              certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                              VOTING INSTRUCTIONS

  The undersigned hereby instructs First Alabama Bank, as trustee of the Delchamps, Inc. Employee Stock Ownership Trust, to vote in the manner designated below all shares of Delchamps, Inc. Common Stock held by such Trust for the account of the undersigned on September 13, 1995, at the annual meeting of shareholders to be held on October 24, 1995, or at any adjournment thereof.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Directors.
 FOR [_]                        WITHHOLD AUTHORITY [_]
 all nominees listed below      to vote for all nominees
 (except as marked to the contrary below)
                                listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

  James M.    William W.   Richard W.    Timothy E.
    Cain       Crawford     La Trace       Kullman
 for a term   for a term   for a term    for a term
  expiring     expiring     expiring      expiring
    1998         1998         1998          1996

2. Proposal to ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending June 29, 1996.

                         [_] FOR[_] AGAINST[_] ABSTAIN


  UPON RECEIPT OF THESE INSTRUCTIONS PROPERLY EXECUTED, THE SHARES HELD FOR THE ACCOUNT OF THE UNDERSIGNED WILL BE VOTED IN THE MANNER DIRECTED. IF THESE INSTRUCTIONS ARE PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2. THE TRUSTEE IS AUTHORIZED TO VOTE ALL SHARES HELD BY IT IN ITS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Date: ____________, 1995  -----------------------------------------------------
                                        Signature of Participant

                          -----------------------------------------------------
                                           Name: Please Print

    PLEASE MARK, SIGN, DATE AND RETURN THESE INSTRUCTIONS PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

                              VOTING INSTRUCTIONS

  The undersigned hereby instructs First Alabama Bank, as trustee of the Delchamps, Inc. Retirement Savings Plan, to vote in the manner designated below all shares of Delchamps, Inc. Common Stock held by such Trust for the account of the undersigned on September 13, 1995, at the annual meeting of shareholders to be held on October 24, 1995, or at any adjournment thereof.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Directors.
 FOR [_]                        WITHHOLD AUTHORITY [_]
 all nominees listed below      to vote for all nominees
 (except as marked to the contrary below)
                                listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

  James M.    William W.   Richard W.    Timothy E.
    Cain       Crawford     La Trace       Kullman
 for a term   for a term   for a term    for a term
  expiring     expiring     expiring      expiring
    1998         1998         1998          1996

2. Proposal to ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending June 29, 1996.

                         [_] FOR[_] AGAINST[_] ABSTAIN


  UPON RECEIPT OF THESE INSTRUCTIONS PROPERLY EXECUTED, THE SHARES HELD FOR THE ACCOUNT OF THE UNDERSIGNED WILL BE VOTED IN THE MANNER DIRECTED. IF THESE INSTRUCTIONS ARE PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2. THE TRUSTEE IS AUTHORIZED TO VOTE ALL SHARES HELD BY IT IN ITS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Date: ____________, 1995  -----------------------------------------------------
                                        Signature of Participant

                          -----------------------------------------------------
                                           Name: Please Print

    PLEASE MARK, SIGN, DATE AND RETURN THESE INSTRUCTIONS PROMPTLY USING THE
                               ENCLOSED ENVELOPE.